UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of corporation)	74-2081929 (I.R.S. Employer Identification No.)

722 Burleson
Corpus Christi, Texas 78402
(Address of principal executive offices and zip code)

(361) 883-5591
(Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K:

Exhibit No.	Description
10.1	Loan Agreement with Paulson Ranch, dated December 12, 2003
10.2	Loan Agreement with D & C H Trust, dated December 12, 2003
10.3	Loan Agreement with Douglas MacDonald Hartman Family Irrevocable Trust, dated December 12, 2003
10.4	Promissory Note with Paulson Ranch, dated December 12, 2003
10.5	Promissory Note with D & C H Trust, dated December 12, 2003
10.6	Promissory Note with Douglas MacDonald Hartman Family Irrevocable Trust, dated December 12, 2003
10.7	Security Agreement with Paulson Ranch, D &C H Trust, and Douglas MacDonald Hartman Family Irrevocable Trust, dated December 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: December 18, 2003	RICHARD BOWERS
Richard Bowers President and CEO

Date: December 18, 2003	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO